Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the following Registration Statements and related Prospectuses of EQT Corporation and its predecessors:

•	Registration Statement (Form S-3 No. 333-234151) pertaining to the registration of Debt Securities, Preferred Stock and Common Stock,
•	Registration Statement (Form S-3 No. 333-158198) pertaining to the 2009 Dividend Reinvestment and Stock Purchase Plan,
•	Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-219508) pertaining to the Rice Energy Inc. 2014 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-221529) pertaining to the Rice Energy Inc. 2014 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-82193) pertaining to the 1999 Non-Employee Directors’ Stock Incentive Plan,
•	Registration Statement (Form S-8 No. 333-32410) pertaining to the Deferred Compensation Plan and the Directors’ Deferred Compensation Plan,
•	Registration Statement (Form S-8 No. 333-122382) pertaining to the 2005 Employee Deferred Compensation Plan and the 2005 Directors’ Deferred Compensation Plan,
•	Registration Statement (Form S-8 No. 333-152044) pertaining to the 2008 Employee Stock Purchase Plan,
•	Registration Statement (Form S-8 No. 333-158682) pertaining to the 2009 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-195625) pertaining to the 2014 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-232657) pertaining to the 2019 Long-Term Incentive Plan,
•	Registration Statement (Form S-8 No. 333-237953) pertaining to the 2020 Long-Term Incentive Plan, and
•	Registration Statement (Form S-8 No. 333-230969) pertaining to the Stock Option Inducement Award Agreement, dated April 22, 2019; the Performance Share Unit Inducement Award Agreement, dated April 22, 2019; the Restricted Stock Inducement Award Agreement (Cliff Vesting), dated April 22, 2019; and the Restricted Stock Inducement Award Agreement (Ratable Vesting), dated April 22, 2019;

of our report dated September 28, 2020 with respect to the consolidated financial statements of Alta Resources Development, LLC and its subsidiaries as of June 30, 2020 and 2019, and for each of the three years in the period ended June 30, 2020, included in or made a part of this Current Report on Form 8-K.

/s/ Moss Adams LLP

Houston, Texas
July 21, 2021